Exhibit 10.16

SUBLEASE

This SUBLEASE (the "Sublease'') is entered into as of the 10th day of June, 2021 ("Effective Date''), by and between ADIDAS SALES, INC., an Oregon corporation ("Sublandlord''), and TRADITION LOGISTICS, L.L.C., an Indiana limited liability company ("Subtenant'), with consent from 6887 WEST 350 N, LLC, a Delaware limited liability company ("Master Landlord. Sublandlord and Subtenant are sometimes hereinafter referred to as the ''parties" collectively or a ''party'' individually.

RECITALS

A.            The Master Landlord's predecessor in interest, KTR INDIANA, LLC, a Delaware limited liability company, and Sublandlord, as tenant, entered into that certain Industrial Lease dated February 1S, 2008 ("Industrial Lease''), as amended by that certain First Amendment dated September 27, 2012 ("First Amendment''), that certain Second Amendment executed in December, 2015 ("Second Amendment'') and that certain Third Amendment dated July 17, 2017 (''Third Amendment'') for certain premises in a Building (as defined in the Industrial Lease) located at 6887 West 350 North, Greenfield, Indiana. The Industrial Lease and the First, Second and Third Amendments are defined collectively herein as the ''Master Lease."

B.             Pursuant to the Master Lease, the Sublandlord leases from the Master Landlord the following premises in the Building:

(1)       The "Original Premises" comprising 162,000 square feet labeled as the Original Premises on the site plan attached hereto as Exhibit A;

(2)        The Expansion Premises (as defined in the First Amendment) comprising 135,000 square feet labeled as the Expansion Premises on the site plan attached hereto as Exhibit A; and

(3)        The 2017 Expansion Premises (as defined in the Third Amendment) comprising 135,000 square feet labeled as the 2017 Expansion Premises on the site plan attached hereto as Exhibit A;

For purposes of this Sublease, the Original Premises, the Expansion Premises and the 2017 Expansion Premises are defined collectively herein as the "Sublease Premises."

C.              Subtenant desires to sublease from Sublandlord all of the Sublease Premises pursuant to the terms and conditions of this Sublease.

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NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

AGREEMENT

1.	Recitals. The above Recitals are incorporated herein by reference. Unless otherwise defined herein, all capitalized terms used in this Sublease shall have the meanings given such terms in the Master Lease.

2.	Sublease. On the terms and conditions stated herein, Sublandlord hereby subleases the Sublease Premises to Subtenant and Subtenant hereby subleases the Sublease Premises from Sublandlord. Except as otherwise stated herein, Subtenant accepts the Sublease Premises subject to all the terms and conditions of the Master Lease.

3.	Term. The term of this Sublease ("Term") shall commence on the Effective Date and shall expire on April 30, 2023 or upon such earlier date as this Sublease may be canceled or terminated pursuant to any of the provisions of this Sublease, the Master Lease or pursuant to law (the "Expiration Date").

4.	Rent. Rent shall begin to accrue as of July 1, 2021 ("Rent Commencement Date") provided, however that Subtenant shall be entitled to a full rent concession equal to the monthly installment of Base Rent (as defined below) for the first month following the Rent Commencement Date. Commencing on the Rent Commencement Date and throughout the Term, Subtenant shall pay Sublandlord in advance on the first day of each and every month, at its address set forth in Section 17 below, without demand, notice, abatement, deduction or offset, annual rent ("Base Rent") at the rates set forth below in equal monthly installments on or before the first day of each calendar month of the Term:

Month	Base Rent	Monthly Installment
July, 2021	$0.00	$0.00

August, 2021 through April, 2023	$3 ,024,000.00	$144,000.00

5.	Late Charges and Interest. If any monthly installment of Base Rent and/or any other payments to be made by Subtenant to Sublandlord hereunder is not paid by the fifth (5th) day following the due date thereof, a service charge equal to the greater of $100.00 or five percent (5%) of the past due amount shall become immediately due and payable. Sublandlord and Subtenant agree that the late charges provided for herein represent a fair and reasonable estimate as to the additional administrative, processing and accounting costs that will be incurred by Sublandlord as a result of any late payments by Subtenant hereunder. In addition to the foregoing late charges, any amounts owed by Subtenant to Sublandlord shall bear interest from the date due until paid at the lesser of (a) twelve percent (12%) per annum, or (b) the maximum rate of commercial interest allowed by applicable law.

6.	Security Deposit. Concurrent with Subtenant's execution of this Sublease, Subtenant shall deposit with Sublandlord a payment totaling $50,000.00 (the "Security Deposit"). The Security Deposit shall be held by Sublandlord as security for the faithful performance by Subtenant of all the terms, covenants, and conditions of this Sublease to be kept and performed by Subtenant during the Term. The Security Deposit shall not be mortgaged, assigned or encumbered in any manner whatsoever by Subtenant without the prior written consent of Sublandlord. If Subtenant defaults with respect to any provisions of this Sublease, including, but not limited to, the provisions relating to the payment of rent hereunder, Sublandlord may, but shall not be required to, use, apply or retain all or any part of the Security Deposit for the payment of any rent or any other sum in default, or for the payment of any amount that Sublandlord may spend or become obligated to spend by reason of Subtenant's default, or to compensate Sublandlord for any other loss or damage that Sublandlord may suffer by reason of Subtenant's default. If any portion of the Security Deposit is so used or applied, Subtenant shall, within five (5) days after written demand therefor, deposit cash with Sublandlord in an amount sufficient to restore the Security Deposit to its original amount, and Subtenant's failure to do so shall be a default under this Sublease. Subtenant hereby waives all laws, now or hereafter in force, which provide that Sublandlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by Subtenant or to clean the Sublease Premises, it being agreed that Sublandlord may, in addition, claim those sums reasonably necessary to compensate Sublandlord for any other loss or damage, foreseeable or unforeseeable, caused by the act or omission of Subtenant or any officer, employee, agent or invitee of Subtenant. If Subtenant shall fully and faithfully perform every provision of this Sublease to be performed by it, the Security Deposit, or any balance thereof, shall be returned to Subtenant within thirty (30) days following the Expiration Date. Subtenant shall not be entitled to any interest on the Security Deposit.

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7.	Intentionally Deleted.

8.	Condition of Sublease Premises.

8.1	Subtenant acknowledges that it has had an opportunity to thoroughly inspect the Sublease Premises and Subtenant agrees to accept the Sublease Premises "as is, where is," with all faults. Except for removal of the Conveyor System/Racks (as defined in Section 8.3 of this Sublease) and notwithstanding any term or condition in the Master Lease to the contrary, neither Sublandlord nor Master Landlord shall have no obligation whatsoever to alter, improve, decorate or otherwise prepare the Sublease Premises, or any portion thereof, for Subtenant's occupancy

8.2	SUBTENANT ACKNOWLEDGES THAT NEITHER SUBLANDLORD NOR MASTER LANDLORD HAS MADE ANY AND WILL NOT MAKE ANY REPRESENTATIONS OR WARRANTIES TO SUBTENANT WITH RESPECT TO TO THE CONDITION OF THE SUBLEASE PREMISES, THE QUALITY OF CONSTRUCTION OF ANY LEASEHOLD IMPROVEMENTS OR ANY FINISHES WITHIN THE SUBLEASE PREMISES, WHETHER EXPRESS, STATUTORY, IMPLIED OR OTHERWISE, AND THAT SUBLANDLORD EXPRESSLY DISCLAIMS ANY IMPLIED WARRANTY THAT THE SUBLEASE PREMISES ARE OR WILL BE SUITABLE FOR SUBTENANT'S USE OR INTENDED COMMERCIAL PURPOSES.

8.3	Removal of Conveyor Systems/Racks and Repair. Sublandlord shall be permitted access to the Sublease Premises to dismantle and remove the conveyor system and racks ("Conveyor System/Racks") from the Sublease Premises. Sublandlord shall exercise commercially reasonable efforts to remove the Conveyor System/Racks from the Sublease Premises no later than August, 1, 2021. Subtenant shall not be responsible for any damage to the Sublease Premises resulting from the Sublandlord's dismantling and/or removal of the "Conveyor System/Racks".

8.4.	Sublandlord Property

8.4.1	Bill of Sale. The Sublandlord hereby conveys to Subtenant all right, title, and interest that Sublandlord has or may have in or to the following property located in the Sublease Premises: employee lockers near the entrance to the Sublease Premises, hanging traffic mirrors in the aisles, security cameras and associated wiring, workstations near the conveyor system and all other Sublandlord personal property located in the Sublease Premises (collectively, "Sublandlord Property"), but excluding the Conveyor Systems/Racks.

Sublandlord makes no representations or warranties regarding the Sublandlord Property or the condition thereof, including the implied warranties of merchantability and fitness for a particular purpose. Subtenant accepts the Sublandlord Property in its "as is" condition as of the date hereof, as the same may be affected by reasonable wear and tear after the date hereof.

8.4.2	DELETED

8.5	Floor Repair. Sublandlord shall, at its cost and expense, repair the damaged floor near the docks located in the Expansion Premises.

8.4	Access to the Sublease Premises. Upon Sublandlord's receipt from the Subtenant of (i) the monthly installment of Base Rent due for the second month following the Rent Commencement Date from the Subtenant; (ii) the Security Deposit; and (iii) certificates of insurance for insurance Subtenant is require to obtain pursuant to this Sublease, the Subtenant shall be entitled to possession of the Sublease Premises in order to set up its equipment and install its trade fixtures, provided, however, that Subtenant shall not interfere with Sublandlord's activities in the Sublease Premises necessary to dismantle and remove the Conveyor System/Racks.

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9.	Use and Operations.

9.1	Use. Subtenant shall use the Sublease Premises solely for the Permitted Use (but excluding an outlet store) and for no other use or purpose. Subtenant shall not engage in any other use at the Sublease Premises without Sublandlord's and Master Landlord's prior written consent, which Sublandlord may withhold in its sole discretion. Subtenant shall be entitled to operate in the Sublease Premises 24 hours per day; 7 days per week. Such Permitted Use shall be strictly in accordance with Section 7 of the Master Lease and shall not be such that would create a nuisance, odors or noise which is reasonably objectionable to other occupants of the Building or adjacent properties, including, without limitation, any storage or distribution of rubber tires. No use shall be permitted which vitiates any insurance policies covering the Premises and which are required by the terms of the Master Lease.

9.2	Operating Requirements. In addition to complying with all operational requirements imposed on Subtenant by the terms of the Master Lease (as incorporated herein), Subtenant agrees as follows:

(a)               Subtenant's operations shall at all times be first class and in keeping with the highest commercial standards.

(b)              Subtenant shall not create or permit a nuisance or otherwise unreasonably interfere with or disturb Sublandlord, Master Landlord, any neighboring tenants or any of their employees, contractors, agents or invitees.

(c)               Subtenant shall not operate in any manner that increases the rate for or invalidates any policy of insurance carried by Sublandlord or Master Landlord.

9.3	Rules. Subtenant shall comply with any reasonable rules and regulations established by Sublandlord or Master Landlord for the Sublease Premises and communicated to Subtenant in writing.

9.4	Compliance with Law. Subtenant, at its expense, shall comply promptly with all laws, rules , and regulations made by any governmental authority having jurisdiction over the Sublease Premises.

10.	Subordination; Incorporation of Master Lease.

10.1	Incorporation of Master Lease. Except to the extent hereinafter provided, this Sublease is subject and subordinate to all of the covenants, agreements, terms, provisions , conditions and obligations of the Master Lease. Subtenant agrees that all rights and privileges granted hereunder are subject to the limitations imposed on Sublandlord by the Master Lease and that, except as expressly provided herein, Sublandlord is not granting any rights or privileges to Subtenant that are not expressly granted to Sublandlord under the Master Lease. Except for the Excluded Provisions (as defined below), all of the covenants, agreements, terms, provisions, conditions, obligations and rules and regulations of the Master Lease are incorporated herein by reference, with the same force and effect as if they were fully set forth herein. Subtenant agrees to be bound by and to comply with the terms of the Master Lease and to perform Sublandlord's obligations with respect to the Sublease Premises for the benefit of Master Landlord and Sublandlord except that:

(a)               Any reference in the Master Lease to: (i) "Landlord" shall mean Master Landlord; (ii) "Tenant" shall mean Subtenant; and (iii) "Premises" shall mean the Sublease Premises.

(b)               In all instances where the consent or approval of the Master Landlord is required pursuant to the Master Lease, the consent or approval of each of Master Landlord and Sublandlord shall be required hereunder and Sublandlord agrees to send to Master Landlord, at Subtenant's expense, copies of Subtenant's written request for any consents required.

(c)               Notwithstanding anything to the contrary contained in this Sublease, the following provisions of the Master Lease shall not be incorporated into this Sublease (the "Excluded Provisions"): Sections 5.3, 6 and 17 of the Industrial Lease, Exhibits C and D of the Industrial Lease, Section 7 of the Second Amendment and Sections 5, 7, 8 and 12 of the Third Amendment.

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10.2	Receipt of Master Lease. Sublandlord has provided to Subtenant, and Subtenant acknowledges receipt of, a true, correct and complete copy of the Master Lease (other than rental and other similar redacted terms) and Subtenant represents and warrants that it has read and is familiar with all of the terms and provisions of the Master Lease.

10.3	Limitation on Sublandlords Liability. Sublandlord is not assuming and shall not be obligated to perform nor be liable for the performance by Master Landlord of any of the obligations of Master Landlord under the Master Lease. Subtenant shall have no claim against Sublandlord by reason of any default by Master Landlord. Notwithstanding anything to the contrary contained herein, Sublandlord may elect, in its sole discretion, to enforce the Master Lease against Master Landlord.

11.	Alterations.

11.1	Subtenant shall not make any alterations, improvements, or installations in or to the Sublease Premises or remove any alterations, improvements or equipment from the Sublease Premises without obtaining the prior written consent of Sublandlord and Master Landlord (if required by the Master Lease). Any permitted alterations, additions or improvements shall be completed in a first-class manner using all new equipment, furnishings and fixtures. Subtenant shall submit its plans and specifications for its initial improvements to Sublandlord as soon as practicable after the execution of this Sublease. Subtenant shall perform all work in accordance with the requirements of the Master Lease, at Subtenant's sole expense.

11.2	Upon the expiration or termination of the Sublease, Subtenant shall (a) remove any of its movable equipment, trade fixtures, personal property, furniture, or any other of its items that can be removed without material harm to the improvements in the Building; and (b) shall remove all of its Alterations it is require to remove from the Sublease Premises in accordance with Section 9.2 of the Master Lease.

11.3	Before commencing any alterations, additions or improvements using outside contractor and subject to Section 9 of the Master Lease, Subtenant shall notify Sublandlord of the expected commencement and completion dates of the work and shall permit Sublandlord and Master Landlord to post a notice of non-responsibility on the Sublease Premises. Subtenant shall not permit any mechanics' or materialmen's liens to be levied against the Sublease Premises or the property on which it is located for any labor or material furnished to Subtenant or to its agents or contractors and shall indemnify and hold Sublandlord and Master Landlord harmless from and against any such claims. If Subtenant has not removed any lien within ten (10) days after the lien is filed, then Sublandlord may pay the Lienholder and Subtenant shall reimburse Sublandlord for such costs as additional rent.

12.	Repair and Maintenance; Surrender.

12.1	Repair and Maintenance. Subtenant, at Subtenant's expense, shall comply with all repair and maintenance obligations of Tenant under the Master Lease, and keep the Sublease Premises in good order, condition and repair, including maintaining all plumbing, electrical and lighting facilities and equipment within or serving the Sublease Premises, except that the Sublandlord shall maintain the HVAC system serving the Premises in accordance with the requirements of the Master Lease. If Subtenant fails to perform Subtenant's obligations under this Subsection, Sublandlord may, but shall not be required to, enter upon the Sublease Premises, after ten (10) days notice to Subtenant, and put the same in good order, condition and repair, and the reasonable costs thereof shall become due and payable as additional rental to Sublandlord together with Subtenant's next Base Rent installment falling due after Subtenant's receipt of an invoice for such costs.

12.2	Surrender. Upon the expiration or termination of this Sublease, Subtenant shall surrender the Sublease Premises to Sublandlord in broom clean condition, in comparable or better than the condition in which the Sublease Premises were delivered at the beginning of the Term, ordinary wear and tear excepted, and in accordance with all applicable terms and conditions of the Master Lease.

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13.	Compliance with Master Lease. Notwithstanding anything to the contrary contained in this Sublease, Subtenant shall not do or permit anything to be done by its employees, agents, contractors or invitees which would constitute a violation or breach of any of the terms, conditions or provisions of the Master Lease or which would cause the Master Lease to be terminated or forfeited by virtue of any rights of termination or forfeiture reserved by or vested in Master Landlord. Subtenant shall indemnify, defend and hold Sublandlord and Master Landlord harmless from and against any and all losses, claims, liabilities, damages, costs or expenses (including, without limitation, reasonable attorneys' fees and disbursements) arising from Subtenant's actions, omissions or failure to perform or observe any of the terms and conditions of the Master Lease (as and to the extent incorporated herein) or this Sublease. Subtenant's obligations and indemnity in this Section shall survive the expiration or sooner termination of this Sublease. Nothing herein shall relieve Sublandlord from any of its obligations to Master Landlord under the terms of the Master Lease.

14.	Default.

14.1	The occurrence of any one or more of the following events shall constitute a default and breach of this Sublease by Subtenant:

(a)     The failure by Subtenant to make any payment of Base Rent, or any other payment required to be made by Subtenant hereunder, as and when due.

(b)     The failure by Subtenant to observe or perform any of the covenants, conditions, or provisions of this Sublease to be observed or performed by Subtenant (including the terms of the Master Lease which have been incorporated herein by reference), other than the payment of sums due hereunder, where such failure shall continue for a period of fifteen (15) days after written notice thereof from Sublandlord to Subtenant; provided, however, that if the nature of Subtenant's default is such that more than fifteen (15) days are reasonably required for its cure, then Subtenant shall not be deemed to be in default if Subtenant commences such cure within such fifteen (15) day period and thereafter diligently pursues such cure to completion.

(c)     The occurrence of any act or omission that is, or with the giving of notice or passage of time would be, a default under the Master Lease.

14.2	In the event of any breach hereunder by Subtenant, Sublandlord shall have all of the rights and remedies available at law or in equity or available to Master Landlord against Sublandlord under the Master Lease, as if such breach occurred under such document.

Subtenant expressly waives the benefits of any statute which would otherwise afford Subtenant the right to make repairs at Sublandlord's expense (or to deduct the cost of such repairs from rent due hereunder). The foregoing language is intended as a waiver only and does not impose any obligation on Sublandlord to perform any obligations in the Sublease Premises.

14.3	If Subtenant defaults in the performance of any of its obligations under this Sublease, other than its obligation to pay Base Rent to Sublandlord, Sublandlord, without being under any obligation to do so and without thereby waiving such default, may remedy such default for the account and at the expense of Subtenant. The failure or refusal of Sublandlord to relet the Sublease Premises or any part or parts thereof shall not release or affect Subtenant's liability for damages or otherwise.

15.	Insurance; Indemnity.

15.1	Subtenant s Insurance. Throughout the Term of this Sublease, Subtenant shall, for the benefit of Sublandlord and Master Landlord, obtain and keep in full force and effect, all insurance required of Tenant under the Master Lease. Subtenant shall cause Sublandlord, and Master Landlord and its property manager to be named as additional insureds in all such policies. Subtenant shall provide Sublandlord with an original insurance certificate prior to taking possession of the Sublease Premises and a new original certificate at least thirty (30) days prior to expiration of each such policy. Sublandlord must still maintain its own liability policies required by the Master Lease.

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15.2	Waiver of Subrogation. Neither Sublandlord nor Subtenant shall be liable to the other or to any insurance company (by way of subrogation or otherwise) insuring the other party for any loss or damage to any building, structure or other tangible property, or any resulting loss of income and benefits, even though such loss or damage might have been occasioned by the negligence of such party, its agents or employees if any such loss or damage is covered by insurance benefiting the party suffering such loss or damage or was required to be covered by insurance pursuant to this Sublease. Sublandlord and Subtenant shall require their respective insurance companies to include a standard waiver of subrogation provision in their respective policies.

15.3	Indemnification by Subtenant. Subtenant shall defend, indemnify, and hold Master Landlord, Sublandlord and their respective agents, officers, directors, employees, and contractors harmless against and from any and all injuries, costs, expenses, liabilities, losses, damages, injunctions, suits, actions, fines, penalties, and demands of any kind or nature (including reasonable attorneys' fees) arising in connection with any and all third party claims arising out of (a) injuries occurring within the Sublease Premises; (b) any intentional acts or negligence of Subtenant or Subtenant's agents, employees, or contractors; (c) any breach or default in the performance of any obligation on Subtenant's part to be performed under this Sublease; or (d) the failure of any representation or warranty made by Subtenant herein to be true when made. This indemnity does not include the intentional or negligent acts or omissions of Sublandlord or its agents, officers, contractors or employees. This indemnity shall survive termination of this Sublease only as to claims arising out of events that occur prior to termination of the Sublease.

16.	Assignment; Subletting. Subtenant shall shall not assign, mortgage, pledge, encumber, convey or otherwise transfer this Sublease, directly or indirectly, voluntarily or by operation of law, or any interest in the Sublease Premises, nor shall Subtenant further sublet all or any part of the Sublease Premises, nor allow the Sublease Premises or any part thereof to be used or occupied by anyone other than Subtenant. Sublandlord may withhold its consent to any requested assignment, mortgage, pledge, sublease of the Premises, conveyance, modification, encumbrance in its sole and absolute discretion. Any change in the ownership or control of Subtenant having as its principal purpose the transfer of this Sublease shall be deemed an assignment of this Sublease.

17.	Brokers. Other than Korey Ryan and Cam Kucic of Sior of Colliers International, ("Brokers") Sublandlord and Subtenant hereby warrant and represent to each other that they have dealt with no brokers or agents in connection with the Sublease Premises or this Sublease or Subtenant's leasing of the Sublease Premises, and that no other broker(s) or agent(s) brought the Sublease Premises and/or the other party to the attention of the indemnifying party. Sublandlord and Subtenant hereby agree to indemnify, defend and hold Master Landlord and each other harmless from and against any and all claims, losses, liabilities, damages, costs or expenses (including, without limitation, reasonable attorneys' fees and disbursements) arising or resulting from the indemnifying party's breach or alleged breach of its warranty and representation contained in this Section. The provisions of this Section shall survive the expiration or sooner termination of this Sublease.

Sublandlord shall pay a commission to the Brokers pursuant to the terms of a separate commission agreement.

18.	Notices. Whenever a provision is made under this Sublease for any demand, notice, or declaration of any kind (even if the provision does not expressly require notice in writing), or where it is deemed desirable or necessary by either party to give or serve any such notice, demand or declaration to the other party, it shall be in writing and served either personally or sent by United States mail, certified, postage prepaid, or by pre paid nationally recognized overnight courier service, addressed at the addresses set forth below or at such address as either party may advise the other from time to time. In the event a party refuses to accept delivery of a properly issued notice, the date of rejection shall be deemed the date notice has been received. Any such notice, demand, or declaration which does not comply with the foregoing requirements above shall be ineffective for purposes of this Sublease.

Notices to Subtenant shall be given at the at the address set forth below:

Tradition Logistics, L.L.C.

300 Growth Parkway

Angola, Indiana 46703

Attn: James L. Evans, President

With a copy to (mandatory):

JoeMontel@TraditionTrans.com

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Notices to Sublandlord shall be given to the address set forth below:

Adidas Sales, Inc.
Attn: Corporate Real Estate

5055 N. Greeley Ave.

Portland, OR 97217

With a copy to:

Adidas Sales, Inc.

Attn: Legal Department

5055 N. Greely Ave.

Portland, OR 97217

Notices to Master Landlord shall be given to the address set forth below:

6887 West 350 N, LLC

c\o OW Management Co, LLC

88 N. Avondale Lane

PMB #330

Avondale Estates, GA 30002

With a copy to:

Clay W. Reese

GDCR Attorneys at Law

2951 Flowers Rd. S, Suite 220

Atlanta, GA 30341

19.	Signage. Subtenant may at its sole cost and expense install signage in the Sublease Premises and may place signage on the exterior of the Sublease Premises, if the signage complies with all applicable governmental regulations and ordinances and the terms and conditions of the Master Lease, including Section 28.12 of the Master Lease. Subtenant shall provide the signage at its sole cost and expense. Sublandlord makes no representation, express or implied, as to the amount or type of signage Subtenant may install at the Sublease Premises.

20.	Hazardous Materials. At all times and in all respects, Subtenant shall comply with the Master Lease and all federal, state and local Jaws, ordinances and regulations including, but not limited to, the Federal Water Pollution Control Act (33U.S.C. Section 1251 et seq.), Resource Conservation & Recovery Act (42 U.S.C. Section 16901 et seq.), Safe Drinking Water Act (42 U.S.C. Section 3000(f) et seq.), Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.), the Clean Air Act (42 U.S.C. Section 7401 et seq.), the Comprehensive Environmental Response of Compensation and Liability Act (42 U.S.C. Section 9601 et seq.) and other comparable state laws ("Hazardous Materials Law"), relating to industrial hygiene, environmental protection or the use, analysis, generation, manufacture, storage, disposal or transportation of any oil, flammable explosives, asbestos, urea formaldehyde, radioactive materials or waste, or other hazardous, toxic, contaminated or polluting materials, substances or wastes, including, without limitation, any "hazardous substances," "hazardous wastes," "hazardous materials," or "toxic substances" under any such laws, ordinances or regulations (collectively, "Hazardous Materials").

21.	Governing Law: Sectional Headings . This Sublease shall be governed, enforced and regulated by the laws of the State of Indiana. The sectional headings herein are inserted for convenience only and shall not be used in any way to limit or modify the terms and provisions of this Sublease.

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22.	Partial Invalidity. If any term or provision of this Sublease, or any application thereof, shall be found invalid or unenforceable by a court of competent jurisdiction, the remainder of this Sublease and any other application thereof shall not be affected thereby, but shall remain in full force and effect.

23.	Entire Agreement. This Sublease, together with: (a) all exhibits attached to and referenced in this Sublease and (b) all of the terms and provisions of the Master Lease incorporated herein, constitutes the entire agreement between the parties hereto concerning the matters set forth herein, and any prior or contemporaneous agreement or understanding (whether oral or written) between such parties with respect to the subject matter herein shall have no force or effect.

24.	Amendments; Modifications. This Sublease shall not be modified or amended except by a writing signed by the party against whom enforcement of the modification or amendment is sought.

25.	Attorneys' Fees. If either party to this Sublease brings an action to enforce the terms hereof or to declare rights hereunder, the prevailing party in any such action, on trial or appeal, shall be entitled to its reasonable attorneys' fees to be paid by the losing party as fixed by the court.

26.	Binding Effect. The terms and provisions of this Sublease shall bind and inure to the benefit of Sublandlord and Subtenant and their respective successors and assigns, but this Section shall not give Subtenant any rights to assign this Sublease or to sub-sublet the Sublease Premises except as and if allowed by some other Section(s) of this Sublease. Where applicable, the terms and provisions of this Sublease shall inure to the benefit of the Master Landlord and its successors and assigns.

27.	Conflict in Terms. If any provision of this Sublease (express or implied) shall be in unintentional conflict with the terms of the Master Lease, the terms of the Master Lease shall be controlling.

28.	Holding Over. In the event of any holding over by Subtenant after the Expiration Date or any termination of this Sublease without the prior written consent of Sublandlord, Subtenant shall pay as liquidated damages 200% of the amount of all rental which was payable by Subtenant immediately prior to such expiration or termination, pro rated on a daily basis for the entire holdover period. In the event of any unauthorized holding over, Subtenant shall also indemnify Sublandlord and Master Landlord against all claims for any and all damages by any other person or entity to whom Sublandlord or Master Landlord may have leased or subleased all or any part of the Sublease Premises effective upon the expiration or termination of this Sublease. Any such holding over, without the prior written consent of Sublandlord, shall create only a tenancy at sufferance relationship with Subtenant and shall not operate to renew or extend this Sublease for any period of time.

29.	Utilities . Subtenant shall pay directly to the utility provider or reimburse Sublandlord for any and all utilities consumed at or for the Sublease Premises. For the purposes of this Sublease, refuse and recycling services are utilities.

30.	No Waiver. No oral waiver, delay in enforcing, or failure to enforce, any right(s) (including but not limited to the right to collect late charges and interest) of either party under this Sublease shall prevent, hinder or delay such party's future enforcing of any such right(s), with respect to the same or any other matter.

31.	Master Landlord Consent.

This Sublease is conditioned upon the written consent by the Master Landlord to this Sublease. Sublandlord makes no representation with respect to obtaining the Master Landlord's approval of this Sublease and, in the event that the Master Landlord shall not consent to this Sublease, Sublandlord will so notify Subtenant and, upon receipt of such notification by Sublandlord, this Sublease shall be deemed to be null and void and without force or effect, and Sublandlord and Subtenant shall have no further obligations or liabilities to the other with respect to this Sublease except for the obligation of Sublandlord to return the pre-paid rent and the Security Deposit.

Master Landlord consents to this Sublease, including all the terms and provisions thereof. So long as Sublandlord is not in default under the Master Lease, Master Landlord will not disturb Subtenant's possession of the Sublease Premises throughout the term of the Sublease. Nothing contained herein shall impose any obligations on the Master Landlord, all such obligations being those of the Sublandlord and Subtenant only. Master Landlord shall have no responsibility or liability of any nature toward any persons as a result of the provisions of this Sublease. Nothing contained herein shall alter the obligations of Sublandlord to Master Landlord pursuant to the terms of the Master Lease. Master Landlord is not a party to this Sublease but may, at its option, assert the rights of a third party beneficiary of Subtenant's obligations to Sublandlord. Master Landlord acknowledges that it is not entitled to any Excess Sublease Rent arising out of this Sublease based upon the stated rent set forth in Section 4 and the other terms of this Sublease as of the Effective Date.

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Pursuant to Section 8 of the Third Amendment, the parties acknowledge and agree that the Renewal Options (as defined in the Third Amendment) shall automatically be null and void upon the execution of this Sublease.

32.	Limitation of Liability. Sublandlord shall have no personal liability under this Sublease (including, without limitation, any dispute or action with respect to this Sublease), and any claim by Subtenant against Sublandlord shall be satisfied solely-out of Sublandlord's rights in the Sublease Premises.

33.	Execution. This Sublease may be executed in counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same instrument. Facsimile and/or electronic signature (.pdf) shall be deemed originals.

34.	Guarantor of Master Lease. Sublandlord represents and warrants to Master Landlord that the certain guaranty of the Master Lease dated August 17, 2017 and identified therein as Guarantee 1158/17 executed by adidas AO remains in full force and effect and shall not be affected by the terms of this Sublease.

35.	Guaranty. This Sublease is contingent upon the execution of that certain guaranty by Tradition Transportation Group, Inc., an Indiana corporation (''Guarantor'') attached hereto as Exhibit B. Subtenant shall cause the Guarantor to execute the Guarantor contemporaneously with its execution of this Sublease. If the Guaranty is not executed and delivered to Sublandlord within three (3) days of the Effective Date, this Sublease shall become null and void.

36.	Authority. Each person executing this Sublease on behalf of a party represents and warrants that it has the full power, authority, and legal right to execute and deliver this Sublease on behalf of such party and that this Sublease constitutes the legal, valid and binding obligations of such party, its heirs, representatives, successors and assigns, enforceable against such party or parties in accordance with its terms.

IN WITNESS WHEREOF, Sublandlord, Subtenant, and Master Landlord have hereunto caused this Sublease to be duly executed as of the date first set forth above.

SUBTENANT:	SUBLANDLORD:

TRADITION LOGISTICS, L.L.C	ADIDAS SALES, INC.

/s/ James L. Evans	/s/ Paul E. Amlid
By: James L. Evans	By: Paul E. Amlid
Its President	Its General Counsel

/s/ Rapliaela Lessmann
By: Rapliaela Lessmann
Its SVP Finance NAM

[Master Landlord consent on next page]

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Master Landlord is not a party to this Sublease, but, by its signature below, hereby consents to the sublease contemplated herein.

MASTER LANDLORD:

6887 WEST 350 N, LLC

By:_______________________

Its Vice President

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EXHIBIT A

SITE PLAN

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